Exhibit 10.1
AEGIS PRODUCTS, INC.
2006 INCENTIVE PLAN

1.           Purpose of the Plan

This 2006 Incentive Plan is intended to promote the interests of Aegis Products, Inc., a Texas corporation (the “Company”), by providing the employees of the Company, who will be largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company.

2.           Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)           “Board of Directors” shall mean the Board of Directors of the Company.

(b)           “Cause,” when used in connection with the termination of a Participant’s employment with the Company, shall mean the termination of the Participant’s employment by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to the Participant and agreed to by the Participant; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company’s Code of Ethics or Policies and Procedures Manual, if any, then in effect.

(c)           “Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 10 hereof.

(d)           “Change in Control” shall mean:

(1)	a “change in control” of the Company, as that term is contemplated in the federal securities laws; or

(2)                 the occurrence of any of the following events:

(A)
any Person becomes, after the effective date of this Plan, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of the Company’s then outstanding securities, shall not constitute a “Change in Control” of the Company for purposes of this Section 2(d).

(B)
a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors, or

(C)	the Board of Directors determines in its sole and absolute discretion that there has been a change in control of the Company.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)           “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(g)           “Common Stock” shall mean the Company’s Common Stock, par value $0.001 per share.

(h)           “Company” shall mean Aegis Products, Inc., a Texas corporation, and each of its Subsidiaries, and its successors.

(i)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(j)           the “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Committee in its absolute discretion shall determine the Fair Market Value of a share of Common Stock.

(k)           “Incentive Award” shall mean an Option, a share of Restricted Stock, a share of Phantom Stock, a Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

(l)           “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(m)           “Issue Date” shall mean the date established by the Committee on which the Company pursuant to the terms of Section 7(d) shall issue certificates representing shares of Restricted Stock hereof.

(n)           “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

(o)           “Option” shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(p)           “Participant” shall mean a full-time employee of the Company who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be, to the extent permitted hereby.

(q)           “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations in effect from time to time thereunder.

(r)           a share of “Phantom Stock” shall represent the right to receive in cash the Fair Market Value of a share of Common Stock of the Company, which right is granted pursuant to Section 8 hereof and subject to the terms and conditions contained therein.

(s)           “Plan” shall mean the Aegis Products, Inc. 2006 Incentive Plan, as it may be amended from time to time.

(t)           “Qualified Domestic Relations Order” shall mean a qualified domestic relations order as defined in the Code, in Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

(u)           a share of “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms of Section 7 hereof and which is subject to the restrictions set forth in Section 7 (c) hereof for so long as such restrictions continue to apply to such share.

(v)           “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(w)           “Stock Bonus” shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

(x)           “Subsidiary” or “Subsidiaries” shall mean any and all corporations in which at the pertinent time the Company owns, directly or indirectly, stock vested with 50% or more of the total combined voting power of all classes of stock of such corporations within the meaning of Section 424(f) of the Code.

(y)           “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.           Stock Subject to the Plan

Under the Plan, the Committee may grant to Participants (i) Options, (ii) shares of Restricted Stock, (iii) shares of Phantom Stock, (iv) Stock Bonuses and (v) Cash Bonuses.

The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed two million (2,000,000) shares of Common Stock. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan.

If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted in a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grant under the Plan.

Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Committee.

4.           Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a “disinterested person” within the meaning of Rule 16b-3(c)(2) promulgated under Section 16 of the Exchange Act. The Committee shall from time to time designate the employees of the Company who shall be granted Incentive Awards and the amount and type of such Incentive Awards.  In addition, each member of the Committee shall be an independent director under the NASDAQ Stock Market LLC Marketplace Rule 4200(a)(15).

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

The Committee may, in its absolute discretion (i) accelerate the date on which any Option granted under the Plan becomes exercisable, (ii) extend the date on which any Option granted under the Plan ceases to be exercisable, (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed pursuant to Section 7(b) hereof, with respect to any share of Restricted Stock granted under the Plan and (iv) accelerate the Vesting Date or waive any condition imposed pursuant to Section 8 hereof, with respect to any share of Phantom Stock granted under the Plan.

In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 hereof, Incentive Awards granted on the condition of surrender of outstanding Incentive Awards shall not count against the limits set forth in such Section 3 until Such time as such Incentive Awards are surrendered.

The Committee in its absolute discretion shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.           Eligibility

(a)           Incentive Stock Options may only be granted to persons who are regular full-time employees of the Company. In determining the employees to whom Incentive Stock Options shall be granted and the number of shares to be covered by each Incentive Stock Option, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.  An employee who had been granted an option or options under the Plan may be granted an additional option or options, subject to such limitations as may be imposed by the Code on such options.

(b)              Non-Qualified Stock Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Cash Bonus granted may be granted to any person, including, but not limited to, directors of the Company who do not qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, independent agents, consultants, attorneys and advisors, who the Committee believes has contributed, or will contribute, to the success of the Company.

6.           Options

The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)           Identification of Options

All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b)           Exercise Price

The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by law. Except as provided in Section 6(d) hereof, the exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

(c)           Term and Exercise of Options

(1)           Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing the Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

(2)           Each Option shall be exercisable in whole or in part with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(5) hereof.

(3)           An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier’s check or wire transfer or (ii) subject to the approval of the Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or (iii) partly in shares of Common Stock with the balance in cash, by certified check, bank cashier’s check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

(4)           Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5)           Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

(6)           During the lifetime of a Participant each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d)           Limitations on Grant of Incentive Stock Options

(1)           The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422, without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan (and any other stock option plan of the Company, or any subsidiary of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If such aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or if such Regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2)           No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns, directly or indirectly (based on the attribution rules in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)           Effect of Termination of Employment

(1)           If the employment of a Participant with the Company shall terminate for any reason other than Cause, “permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or the death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(2)           If the employment of a Participant with the Company shall terminate as a result of the “permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the voluntary retirement of the Participant in accordance with the Company’s retirement policy as then in effect or the death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(3)           In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f) Acceleration of Exercise Date Upon Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

7.           Restricted Stock

The Committee may grant shares of Restricted Stock pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a)           Issue Date and Vesting Date

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 7(c) and 7(f) hereof, upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(f) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) hereof shall cease to apply to such share.

(b)           Conditions to Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

(c)           Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such fights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d)           Issuance of Certificates

(1)           Except as provided in Sections 7(c) or 7(f) hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares: provided, that the Company shall not cause to be issued such a stock certificates unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company.  A copy of the Plan and Agreement is on file in the office of the Secretary of Aegis Products, Inc., Kristi Bomar .

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

(2)           Each certificate issued pursuant to Paragraph 7 (d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e)           Consequences Upon Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Paragraph 7 (d)(1) hereof, together with any other property of the Participant held by Company pursuant to Section 7(d) hereof, provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

(f)           Effect of Termination of Employment

(1)           If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Restricted Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Restricted Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 7(b). Such portion may equal zero.

(2)           In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant that have not vested as of the date of such termination shall immediately be forfeited.

(g)           Effect of Change in Control

Upon the occurrence of a Change in Control, all shares of Restricted Stock that have not theretofore vested (including those with respect to which the Issue Date has not yet occurred) shall immediately vest.

8.           Phantom Stock

The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

(a)           Vesting Date

At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 8(c) hereof are satisfied, and except as provided in Section 8(d) hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)           Benefit Upon Vesting

Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 90 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Common Stock of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock of the Company during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)           Conditions to Vesting

At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

(d)           Effect of Termination of Employment

(1)           If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Phantom Stock granted to such Participant a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Phantom Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 8(c). Such portion may equal zero.

(2)           In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant that have not vested as of the date of such termination shall immediately be forfeited.

(e)           Effect of Change in Control

Upon the occurrence of a Change in Control, all shares of Phantom Stock that have not theretofore vested shall immediately vest.

9.           Stock Bonuses

The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

10.           Cash Bonuses

The Committee may, in its absolute discretion, grant in connection with any grant of Restricted Stock or Stock Bonus or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or Stock Bonus on such date. A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

11.           Adjustment Upon Changes in Common Stock

(a)           Outstanding Restricted Stock and Phantom Stock

Unless the Committee in its absolute discretion otherwise determines, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split recapitalization, merger, consolidation, combination, exchange of shares or otherwise, such securities or other property will not vest until such share of Restricted Stock vests, and shall be held by the Company pursuant to Paragraph 7 (d) (2) hereof.

The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

(b)           Outstanding Options, Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares and the exercise price per share of Common Stock subject to each outstanding Option.

(c)           Outstanding Options, Certain Mergers

Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger of consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

(d)           Outstanding Options, Certain Other Transactions

In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(1)              cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a. share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(2)              provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

(e)           Outstanding Options. Other Changes

In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 11(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f)           No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

12.           Rights as a Shareholder

No person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 11 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

13.           No Special Employment Rights; No Right to Incentive Award

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

14.           Securities Matters

(a)           The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)           The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

15.           Withholding Taxes

Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the grant of a Cash Bonus or the making of a payment with respect to a share of Phantom Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

16.           Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the shareholders no revision or amendment shall (i) except as provided in Section 11 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

17.           No Obligation to Exercise

The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

18.           Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

19.           Expenses and Receipts

The Company shall pay the expenses of the Plan. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

20.           Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part as the Committee, in its absolute discretion, may determine.

21.           Effective Date and Term of Plan

The Board of Directors adopted the Plan effective September 30, 2007, subject to stockholder approval at the next annual meeting. No Incentive Award may be granted under the Plan after August 31, 2007.  Incentive Awards may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option may be exercised prior to the receipt of such approval, no share certificate shall be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval and no Cash Bonus or payment with respect to a share of Phantom Stock shall be paid prior to the receipt of such approval. If the Company’s shareholders do not approve the Plan, then the Plan and all Incentive Awards then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.

IN WITNESS WHEREOF, this Incentive Plan of Aegis Products, Inc.. has been executed this 30th day of September 2007.

/s/ Steven S. McGuire	/s/ Kristi Bomar
Steven S. McGuire, President	Kristi Bomar, Secretary